Exhibit 10.2

AMENDMENT NO. 3

AMENDMENT NO. 3 dated as of September 12, 2002, between MEDIACOM ILLINOIS LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Illinois”); MEDIACOM INDIANA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Indiana”); MEDIACOM IOWA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Iowa”); MEDIACOM MINNESOTA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Minnesota”); MEDIACOM WISCONSIN LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Mediacom Wisconsin”); and ZYLSTRA COMMUNICATIONS CORP., a corporation validly existing under the laws of the State of Minnesota (“Zylstra”, and, together with Mediacom Illinois, Mediacom Indiana, Mediacom Iowa, Mediacom Minnesota and Mediacom Wisconsin, the “Borrowers”), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent.

The Borrowers, certain Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 5, 1999 (as heretofore amended, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrowers in an aggregate principal or face amount of $550,000,000.

The Borrowers have requested that the Administrative Agent consent to certain waivers and amendments to the Credit Agreement. The Administrative Agent, pursuant to authority granted by, and having obtained all necessary consents of, the Majority Lenders (as defined in the Credit Agreement), has agreed to such amendments and waivers and, accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.    Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendment.    Subject to the execution and delivery by the Borrowers and the Administrative Agent (having received the consent of the Majority Lenders) on or prior to September 12, 2002, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.  Definitions.    Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

“Commisso Entity” shall mean, collectively, (i) Rocco Commisso, (ii) any entity controlled by Rocco Commisso and owned by Rocco Commisso, (iii) members of the immediate family of Rocco Commisso, (iv) trusts established for the benefit of Rocco Commisso or members of the immediate family of Rocco Commisso and (v) any officer or employee of MCC and Mediacom who owns shares of the capital stock of MCC.

“MCC” shall mean Mediacom Communications Corporation, a Delaware corporation.

“Mediacom Broadband” shall mean Mediacom Broadband LLC, a Delaware limited liability company.

“Quarterly Dates” shall mean (a) prior to the effectiveness of Amendment No. 3 hereto, the twentieth day of January, April, July and October in each year, the first of which shall be the first such day after the date of this Agreement; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day and (b) on and after the effectiveness of Amendment No. 3 hereto, the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after such effectiveness.

2.03. Financial Statements. Section 8.01(b) of the Credit Agreement shall be amended to read in entirety as follows:

“(b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers, combined statements of income, retained earnings and cash flows of the Borrowers and their Subsidiaries for such fiscal year and the related combined balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding combined figures for the preceding fiscal year and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said combined financial statements fairly present in all material respects the combined financial condition and results of operations of the Borrowers and their Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;”

2.04.  Events of Default.    Section 9.01(l) of the Credit Agreement shall be amended to read in its entirety as follows:

“(l) Any one or more of the following events shall occur and be continuing:

(i) MCC, Mediacom or Mediacom Broadband shall cease to act as Manager of the Borrowers;

(ii) Mediacom shall cease to own 50.1% of the aggregate voting power of the ownership interests in each Borrower, provided that nothing in this paragraph shall affect the obligation of the Borrowers pursuant to Section 8.18(c) hereof, or of Mediacom pursuant to Section 6.04 of the Guarantee and Pledge Agreement, to ensure that Administrative Agent shall maintain on behalf of the Lenders at all times a pledge of 100% of the equity interests in the Borrowers;

(iii) MCC shall cease to own 50.1% of the aggregate voting power of the ownership interests in Mediacom (or, in the event that Mediacom Broadband is the Manager of the Borrowers, MCC shall cease to own 50.1% of the aggregate voting power of the ownership interests in Mediacom Broadband);

(iv) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, at any time in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of an amount of aggregate voting power of the capital stock of MCC on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights) that equals or exceeds the greater of (A) 35% and (B) the amount of aggregate voting power of the capital stock of MCC on a fully-diluted basis owned by the Commisso Entities at such time; or

(v) during any period of two consecutive calendar years, directors who at the beginning of such period (together with any new directors whose election by MCC’s Board of Directors or whose nomination for election by MCC’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or”

Section 3.  Waiver.    The Administrative Agent hereby waives the requirements of Section 8.01(b) of the Credit Agreement insofar as requiring delivery of a statement of independent recognized public accountants of national standing to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with the covenants specified in said Section 8.01(b), insofar as such covenant compliance relates to accounting matters.

Section 4.  Miscellaneous.    Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

MEDIACOM ILLINOIS LLC MEDIACOM INDIANA LLC MEDIACOM IOWA LLC MEDIACOM MINNESOTA LLC MEDIACOM WISCONSIN LLC

By MEDIACOM LLC, a Member By MEDIACOM COMMUNICATIONS CORPORATION, a Member

By:	/s/ Mark E. Stephan
Mark E. Stephan
Senior Vice President and Chief Financial Officer

ZYLSTRA COMMUNICATIONS CORP.

By:	/s/ Mark E. Stephan
Mark E. Stephan
Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), individually and as Administrative Agent

By:	/s/ Constance M. Coleman
Constance M. Coleman
Vice President